UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

Stilwell Value Partners VII, L.P.

Stilwell Activist Fund, L.P.

Stilwell Activist Investments, L.P.

Stilwell Value LLC

Joseph Stilwell

Paula J. Poskon

Kerry G. Campbell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 On November 19, 2019, Joseph Stilwell and affiliated entities issued a press release relating to Wheeler Real Estate Investment Trust, Inc., a copy of which is filed herewith.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY THE GROUP AND OTHER PARTICIPANTS FROM THE STOCKHOLDERS OF Wheeler Real Estate Investment Trust, Inc. FOR USE AT ITS 2019 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF Wheeler Real Estate Investment Trust, Inc. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTPS://WWW.SEC.GOV.

The Stilwell Group Sends SECOND Letter to Shareholders of Wheeler Real Estate Investment Trust

NEW YORK, November 19, 2019 /PRNewswire/ -- The Stilwell Group, the largest shareholder of Wheeler Real Estate Investment Trust, Inc. (the "Company")(NASDAQ:WHLR), today announced that it delivered the following open letters to shareholders of the Company.

The full text of the letters follow:

November 19, 2019

Dear Fellow WHLR Owner,

Wheeler continues trying to distract you from the real issue plaguing the Company, which is their persistent failure to manage the Company in the owners’ best interest. This election is about the need for change at WHLR. As promised, Dave Kelly has stooped to mudslinging and subterfuge out of desperation to keep his compensation and position rather than face his failures.

We’ve been trying to find out more about the ‘Sea Turtle Marketplace Project’ for some time. WHLR lost (promptly) $12 million of Company money on the then CEO’s outside project. All of the legacy directors approved this disaster. Did any of these legacy directors have a personal interest in Sea Turtle? Did any of them have a more involved role in this fiasco? We hear Dave Kelly gets very nervous when the topic of Sea Turtle comes up. They’ve been fighting desperately to keep this and other information from us.

And who keeps stealing the sign we installed on Virginia Beach Boulevard? Trespassing and theft are criminal offenses.

 The sign we replaced (again) on November 18th after it was unlawfully removed (again).

As WHLR’s largest shareholder, our interests are directly aligned with yours.

Sincerely,

Megan Parisi
917-881-8076
mparisi@stilwellgroup.com

Dear Fellow Shareholder,

One of my children is, mercifully, recovering from a near-fatal illness. I will not join in slander or scandal—neither responding to nor commenting on what is aimed at me, nor will I direct slander or scandal toward others.

If WHLR shareholders elect me and our other nominees as directors, we will work diligently to restore and then create shareholder value in a professional and businesslike manner.

Sincerely,

Joseph Stilwell

Please vote the GREEN card TODAY to maximize shareholder value at our Company.

You can vote by telephone, online or by signing and dating the enclosed GREEN proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please contact us or Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

+ 1 (212) 297-0720 (Main)
+ 1 (877) 869-0171 (Toll-Free)
Email: info@okapipartners.com